United States

Securities and Exchange Commission

Washington, D. C. 20549

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SYNALLOY CORPORATION
Post Office Box 5627
Spartanburg, South Carolina 29304

NOTICE OF ANNUAL MEETING
April 26, 2012

TO THE SHAREHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held in the Apex Meeting Room at the Summit Pointe Conference & Events Center, 801 Spartan Boulevard, Spartanburg, South Carolina 29301 on Thursday, April 26, 2012, at 10:00 a.m. local time. The following important matters will be presented for your consideration.

1.	Election of six nominees listed in the Proxy Statement to our Board of Directors to hold office until the 2013 Annual Meeting of Shareholders or until a successor is elected and qualified;
2.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers (say on pay);
3.	Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers (say on frequency);
4.	Ratification of the Audit Committee’s selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012; and
5.	Transaction of such other business as may properly be brought before the meeting and any adjournment or adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on February 27, 2012 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors

/s/ Cheryl C. Carter

Cheryl C. Carter
Secretary

Spartanburg, South Carolina
March 26, 2012

Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE VOTE YOUR PROXY promptly by internet, phone or mail as set forth on the proxy card. If you are a record shareholder and attend the meeting, you may either use your proxy, or withdraw your proxy and vote in person.

 The 2011 Annual Report on Form 10-K is furnished herewith.

                      SYNALLOY CORPORATION
                         Proxy Statement

SYNALLOY CORPORATION
775 SPARTAN BOULEVARD, SUITE 102
POST OFFICE BOX 5627
SPARTANBURG, SOUTH CAROLINA 29304

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 26, 2012

The 2011 Annual Report to shareholders, including Form 10-K, is being made available to shareholders together with these proxy materials on or about March 26, 2012.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Time on Thursday, April 26, 2012, in the Apex Meeting Room at the Summit Pointe Conference & Events Center, 801 Spartan Boulevard, Spartanburg, South Carolina. For directions to the meeting site, please contact Investor Relations at 864-585-3605.

Who is soliciting my proxy?
Our Board is soliciting your proxy to vote on all matters scheduled to come before the 2012 Annual Meeting of Shareholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by transmitting your voting instructions via the internet, you are authorizing the proxy holders to vote your shares at our Annual Meeting as you have instructed.

On what matters will I be voting? How does the Board recommend that I cast my vote?
At the Annual Meeting, you will be asked to: elect the six director nominees listed in this Proxy Statement; approve, on an advisory basis, the compensation of our named executive officers; approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, and ratify the appointment of our independent registered public accounting firm.

Our Board unanimously recommends that you vote:

• FOR all six of the director nominees listed in this Proxy Statement;

• FOR the approval, on an advisory basis, of the compensation of our named executive officers;

• In favor of holding future advisory votes on the compensation of our named executive officers EVERY 1 YEAR; and

• FOR the ratification of the appointment of our independent registered public accounting firm.

How many votes may I cast?
You may cast one vote for every share of our Common Stock that you owned on February 27, 2012, the record date, except you have the right to cumulate your votes in regards to the election of directors. For more information, see “What is Cumulative Voting?” below.

What is cumulative voting?
You have the right to cumulate your votes either (1) by giving to one candidate as many votes as equal the number of shares owned by such holder multiplied by the number of directors to be elected, or (2) by distributing your votes on the same principle among any number of candidates. If you intend to cumulatively vote your shares, you must either (a) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (b) announce your intention at the meeting before the voting for Directors commences. If you give notice of your intention to cumulate your votes, all shareholders entitled to vote at the meeting will, without further notice, be entitled to cumulate their votes.

How many shares are eligible to be voted?
On February 27, 2012, the record date, the Company had outstanding 6,325,844 (excluding 1,674,156 shares held in treasury) shares of Common Stock.

How many shares must be present to hold the Annual Meeting?
Under Delaware law and our By-Laws, the presence in person or by proxy of a majority of the issued and outstanding shares of our Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined below) of shares of our Common Stock and you do not instruct your bank, broker, or other holder of record how to vote your shares (so-called “broker non-votes”) on any of the proposals, your shares will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists. In addition, shares held by shareholders of record who are present at the Annual Meeting in person or by proxy will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting his shares on any of the proposals.

If a quorum is present at the Annual Meeting, Proposal 1 “Election of Six Director Nominees,” Directors will be elected by a plurality of the votes cast by shares present in person or by proxy and entitled to vote at the meeting. “Plurality” means that, if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for directors would be elected. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors.

If a quorum is present, Proposal 2 – “Advisory Vote on the Compensation of our Named Executive Officers,”  Proposal 3 – “Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers,”  Proposal 4 – “Independent Registered Public Accounting Firm,” and all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting will be approved if a majority of shares present and entitled to vote at the meeting cast their votes in favor of the proposals. Abstentions and broker non-votes will have the effect of a vote against such matters.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within 30 days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for 30 days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Who pays for soliciting proxies?
We pay all expenses incurred in connection with the solicitation of proxies for the Annual Meeting. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies personally or by telephone, other electronic means or mail and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Banks, brokers or other holders of record will be requested to forward proxy soliciting material to the beneficial owners, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

How do I vote?

Shareholders of Record
Shareholders of record can vote in person at the Annual Meeting or by proxy. Shareholders of record may also vote their proxy by mail or by internet following the instructions on the proxy card.

Beneficial Shareholders
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the nominee that you must follow in order for your shares to be voted. Your broker is not permitted to vote your shares on election of directors, advisory vote on the compensation of our named executive officers, or advisory vote on the frequency of future advisory votes on the compensation of our named executive officers unless you provide voting instructions. Therefore, if your shares are held in the name of a broker, to be sure your shares are voted, please instruct your broker as to how you wish it to vote. If your shares are not registered in your own name and you wish to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker's proxy card and bring it to the Annual Meeting in order to vote. You may vote your shares by internet, by mail or by telephone as further described below.

Participants in the Synalloy Corporation 401(k) Employee Stock Ownership Plan
If you are a participant in Synalloy Corporation 401(k) Plan/ESOP (401(k) Plan) and you own shares of our Common Stock through the 401(k) Plan, the proxy card sent to you will also serve as your voting instruction card to the 401(k) Plan trustee, who actually votes the shares of our Common Stock that you own through the 401(k) Plan. If you do not provide voting instructions for these shares to the trustee by 5:00 p.m., local time, April 19, 2012, as directed by the terms of the 401(k) Plan, the Company, in its capacity as the 401(k) Plan administrator, will instruct the trustee to vote those 401(k) Plan shares “FOR” all proposals and in favor of holding future advisory votes on compensation of our named executive officers every year.

Voting Methods

You can vote your proxy by any of the methods below:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Only the latest dated proxy received from you, whether submitted by internet, mail or telephone, will be voted at the Annual Meeting. If you vote by internet or telephone, please do not mail your proxy card. You may also vote in person at the Annual Meeting.

What happens if I don’t vote for a proposal? What is a broker non-vote?

If you properly execute and return a proxy or voting instruction card, your shares will be voted as you specify. If you are a shareholder of record and you return an executed proxy card but make no specifications on your proxy card, your shares will be voted in accordance with the recommendations of our Board, as provided above. If any other matters properly come before the Annual Meeting, the persons named as proxies by the Board of Directors will vote upon such matters according to their judgment.

If you hold your shares of record with a bank, broker or other nominee, and you return a broker voting instruction card but do not indicate how you want your broker to vote on election of directors or on Proposals 2 and 3, a broker non-vote will occur as to those matters.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and either (i) does not have discretionary voting power for that particular proposal, or (ii) chooses not to vote the shares.   Brokers do not have discretionary voting power to vote on election of directors or Proposals 2 or 3.

Can I revoke or change my vote after I deliver my proxy?
Yes. You can revoke your proxy at any time before it is voted by providing notice in writing to our Corporate Secretary at Post Office Box 5627, Spartanburg, SC 29304; by delivering a valid proxy bearing a later date to the Company’s offices at 775 Spartan Blvd, Suite 102, Spartanburg, SC 29301, prior to the meeting; or by attending the meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Shareholders who hold their shares in street name with a broker or other nominee may change or revoke their proxy instructions by submitting new voting instructions to the broker or other nominee.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
Some banks, brokers and other holders of record are “householding” our Proxy Statements and annual reports for their customers. This means that only one copy of our proxy materials may have been sent to multiple shareholders in your household. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, please call us at 864-585-3605, or send your request in writing to the following address: Secretary of Synalloy Corporation, Post Office Box 5627, Spartanburg, SC 29304. If you are still receiving multiple reports and proxy statements for shareholders who share an address and would prefer to receive a single copy of the annual report and proxy statement in the future, please contact us at the above address or telephone number. If you are a beneficial holder, you should contact your bank, broker or other holder of record.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 26, 2012

The Company’s 2011 Annual Report and 2012 Proxy Statement are available via the Internet at http://investor.synalloy.com.

ANNUAL REPORT ON FORM 10-K

The Company's Annual Report to Shareholders including the Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Copies of exhibits to the Form 10-K will be provided upon written request to Cheryl C. Carter, Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, South Carolina 29304 at a charge of $.10 per page. Copies of the Form 10-K and exhibits may also be downloaded from the Securities and Exchange Commission's website at http://www.sec.gov. Such Annual Report to Shareholders does not form any part of the material for soliciting proxies.

BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF THE COMPANY'S COMMON STOCK

The table below provides certain information regarding persons known by the Company to be the beneficial owners of more than five (5%) percent of the Company's Common Stock as of December 31, 2011. This information has been obtained from Schedules 13D and 13G filed with the Securities and Exchange Commission, and has not been independently verified by the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	511,5831)	8.09
Ta Chen (B.V.I.) Holdings LTD(2) PO Box 3444 Road Town Tortola, British Virgin Islands	445,9932)	7.05

Mr. Rung-Kun Robert Shieh (2) 7110 Rio Flora Place Downey, CA 90241	(2)

Ta Chen Stainless Pipe Co. LTD (2) No. 125, Sintian 2nd St., Rende Township Tainan County 717 Taiwan, R.O.C.	(2)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	360,1463)	5.69

(1) Royce & Associates, LLC (“Royce”) is an investment advisor registered with the Securities & Exchange Commission under the Investment Advisors Act of 1940.

(2) The information was derived from a Schedule 13D filed August 24, 2009, and that no amendments to that schedule, or Schedules 13G, have been filed in 2010 or 2011, but the Company has been informally advised by a representative of the beneficial owner that the number and percentage of shares owned on December 31, 2011 was 485,343 and 7.67%.

(3) These securities are owned by various individual and institutional investors, (including T. Rowe Price Small-Cap Value Fund, Inc., which owns 353,246 shares, representing 5.58% of the shares outstanding) for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of the Company's Common Stock as of February 27, 2012 by each director and nominee for director, and each current executive officer of the Company for whom compensation information is disclosed under the heading “Executive Compensation.”

Name of Beneficial Owner	Common Stock Beneficially Owned as of February 27, 2012		Percent of Class
James G. Lane, Jr.	221,987	(1)	3.85%
Murray H. Wright	212,531	(2)	3.69%
Craig C. Bram	71,681	(3)	1.24%
Cheryl C. Carter	32,972	(4)	*
Carroll D. Vinson	26,476		*
Charles E. Stieg	18,756	(5)	*
Richard D. Sieradzki	4,937	(6)	*
J. Kyle Pennington	3,713	(7)	*
James W. Terry, Jr.	2,624		*
Henry L. Guy	1,124		*
Anthony A. Callander	-		*
All Directors, Nominees and Executive Officers as a group (11 persons)	596,801	(8)	10.36%

*Less than 1%
(1) Includes 26,984 shares held by an IRA; and 93,750 shares owned by his spouse, as to which Mr. Lane disclaims beneficial ownership.
(2) Includes indirect ownership of 35,580 shares held by an IRA; 4,830 held by spouse; and 11,890 held in custodial accounts for minor children.
(3) Includes 9,524 shares held by his spouse; 835 shares allocated under the Company’s 401(k)/ESOP; and 20,000 shares which are subject to currently exercisable options.
(4) Includes 7,130 shares allocated under the Company’s 401(k)/ESOP; and 10,000 shares which are subject to currently exercisable options.
(5) Includes 3,726 shares allocated under the Company's 401(k)/ESOP.
(6) Includes 3,277 shares allocated under the Company's 401(k)/ESOP.
(7) Includes 3,313 shares allocated under the Company’s 401(k)/ESOP.
(8) Includes exercisable options to purchase 30,000 shares of Common Stock that beneficial owners have a right to acquire within 60 days; and 18,281 shares allocated under the Company's 401(k)/ESOP.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 individuals. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has fixed the number of directors constituting the full Board at six members and recommends that the six nominees listed in the table which follows be elected as directors to serve for a term of one year until the next Annual Meeting or until their successors are elected and qualified to serve. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the proxy agents named in the Board of Directors’ form of proxy that accompanies this Proxy Statement will vote the proxies received by them “FOR” the election as directors of the six persons named below. If cumulative voting is requested, the proxy agents named in the Board of Directors' form of proxy that accompanies this Proxy Statement intend to vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by such proxy agents.

If, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, one or more of the nominees is not available to serve by reason of any unforeseen contingency, the proxy agents intend to vote for such substitute nominee(s) as the Board of Directors recommends.

Vote Required

Directors will be elected by a plurality of the votes cast. Votes that are withheld or shares that are not voted will have no effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SIX NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

The following table sets forth the names of nominees for director, their ages, the years in which they were first elected directors and a brief description of their principal occupations and business experience during the last five years. There are no family relationships among any of the directors and executive officers. The Board Committee assignments are as of February 27, 2012.

Name, Age, Principal Occupation, Other Directorships and Other Information	Director Since
Craig C. Bram, age 53 Mr. Bram became CEO and a director of Synalloy on January 24, 2011. From 2004 until September 24, 2010, he served as a director of the Company. He was the founder and has been President of Horizon Capital Management, Inc., an investment advisory firm located in Richmond, VA since 1995. Mr. Bram was the CEO of Bizport, Ltd., a document management company in Richmond, VA, from 2002 through 2010. Mr. Bram serves on the Executive Committee.	2004
Anthony A. Callander, age 65
Mr. Callander was appointed Upstate Managing Director by The Hobbs Group, a CPA firm in Columbia, SC, effective January 2012. He retired from Ernst & Young, LLP in 2008 after 36 years in their Columbia, SC, Greenville, SC and Atlanta, GA offices. He served as a Partner in the firm’s audit and assurance practice and in various other roles including Office Managing Partner of the Columbia and Greenville offices, and leading the Southeast manufacturing industry group. He is an active entrepreneur with direct business interest in several Zaxby’s franchise restaurants.

Nominee
Henry L. Guy, age 43 Mr. Guy is the President & CEO of Modern Holdings Incorporated, a diversified holding company with investments primarily in the telecommunications, media, healthcare and energy industries. Mr. Guy joined the firm in 2002 and has led investments in over thirty Modern Holdings subsidiaries. Mr. Guy is also a managing director of Anima Regni Partners, a private single family investment office with offices in the United States, Luxembourg and Sweden. Mr. Guy serves on the Compensation & Long-Term Incentive and the Nominating/Corporate Governance Committees.	2011
Carroll D. Vinson, age 71
Prior to his retirement, Mr. Vinson was Principal and Managing Member of VH, LLC, a private real estate investment company, from 2000 to 2007.   Other experience includes Chief Operating Officer of Insignia Properties Trust, a real estate investment trust; Director and President of Metropolitan Asset Enhancement Group, a series of real estate investment entities; President of Insignia Financial Group, Inc., a real estate services and merchant banking company; and Partner with a national firm of certified public accountants. He is a member of the Audit, Executive, Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees.

1987

Name, Age, Principal Occupation, Other Directorships and Other Information	Director Since
Murray H. Wright, age 66 Mr. Wright became a Partner at the law firm of VanDeventer Black LLP, Richmond, VA in 2011 where he served as Senior Counsel since 2009. He is also founder and managing director of Avitas Capital, LLC, a closely held investment banking firm, founded in 1999, in Richmond, VA. In 1986, he founded the law firm of Wright, Robinson, Osthimer & Tatum, Richmond, VA, and served as Chief Executive Officer of the law firm from 1986 until his retirement in 2006. He serves on the Audit, Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees.	2001
James W. Terry, Jr., age 64 Mr. Terry has been the President of Hollingsworth Funds, Inc., Greenville, SC, a charitable foundation, since October 2009. His career has been principally in the banking industry where he served most recently as President of Carolina First Bank, Greenville, SC from 1991 to 2008. Mr. Terry serves on the Audit and Compensation & Long-Term Incentive Committees.	2011

The Nominating/Corporate Governance Committee believes the combined business and professional experience of the Company’s directors, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board. Half of the Company’s Board members, including Mr. Vinson, Mr. Wright and Mr. Bram, have served on the Board for a significant period of time. During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members. Because the Company’s operations are complex, continuity of service and this development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership. When Board members retire from the Board, the Nominating Committee seeks replacements who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company, and diversity.

The Nominating/Corporate Governance Committee believes the current Board members are highly qualified to serve and each member has unique qualifications and business expertise that benefit the Company. Mr. Vinson was a CPA and a Partner with a national firm of certified public accountants. He has extensive experience in the real estate investment business having served in a variety of positions including Chief Operating Officer, Director and President of a major real estate services and merchant banking company. Mr. Wright’s career as a trial lawyer, founder and Chief Executive Officer of a law firm and his business and financial experience as managing director of a closely held investment banking firm are considered to be valuable attributes to the Board. Mr. Bram has over 30 years’ experience in business management, financial operations, logistics, management consulting, business start-ups and strategic planning for a variety of companies. Mr. Bram was employed by the Reynolds Metals Company, a global aluminum manufacturer, in their corporate Logistics and Sales and Marketing departments. He is an investor in multiple private businesses and real estate ventures and also serves on the boards of several private companies where, until his appointment as CEO of the Company, he played an active role in their day-to-day operations. Filling a vacancy, Mr. Terry joined the Board in August 2011. He brings a wealth of experience in the banking industry where he spent more than 35 years including 17 years as President of a bank where he managed and directed an 85-branch statewide network growing the asset structure from approximately $300 million in 1991 to over $6 billion in 2008. In his current role at Hollingsworth Funds, Mr. Terry manages and administers a non-profit fund exceeding $100 million and is responsible for investment asset management, expense and accounting functionality for all subsidiary operations with assets exceeding $400 million. We believe Mr. Terry’s banking experience is valuable in helping the Company evaluate financing options as well as acquisitions.  Named to the Board in August 2011 to fill a vacancy of a retiring director, Mr. Guy’s primary career focus has been in the area of private investments. His expertise and experience in this area are valuable tools as the Company focuses on growing through acquisitions. Mr. Callander spent his career in the audit and assurance practice with significant experience in auditing, mergers and acquisitions, initial public offerings and other financings, reorganizations, business process improvement and business strategy development. From 199_ to 200_, while with Ernst & Young, Mr. Callander served as the audit partner on the Company’s independent audits, giving him in depth experience and knowledge about the Company. Mr. Callander, a CPA, also meets the criteria of a financial expert. Messrs. Terry and Callander were recommended as potential nominees by a non-management director and Mr. Guy was recommended by an outside source.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence. The Board of Directors has determined that each of the following directors is independent as such term is defined by the NASDAQ Global Market Rules (the NASDAQ Rules): James Lane, Jr., Carroll Vinson, Murray Wright, James Terry and Henry Guy. Mr. Callander, who is a first-time nominee for director, is also independent under the NASDAQ Rules. Sibyl Fishburn and Jeffrey Kaczka, who both served on the Board for part of 2011, were also independent under the NASDAQ Rules. Mr. Lane is retiring from the Board and will not stand for re-election at this Annual Meeting. The Board has also determined that each of the current members of the Audit Committee, the Compensation & Long-Term Incentive Committee and the Nominating/Corporate Governance Committee is independent within the meaning of the NASDAQ Rules, and each person who served on such committees at any time during 2011 was independent under the NASDAQ Rules...

Board and Board Committee Meetings and Attendance at Shareholder Meetings. During fiscal year 2011, the Board of Directors met six times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served. The Company encourages, but does not require, its directors to attend the Annual Meeting of Shareholders. Last year, all directors attended the Annual Meeting. The Company has standing Executive, Audit, Compensation & Long-Term Incentive and Nominating/Corporate Governance Committees of the Board of Directors.

Executive Committee. The members of the Executive Committee are James Lane, Chair, Carroll Vinson and Craig Bram. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee does not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. This Committee did not meet in 2011.

Audit Committee. The Company has an Audit Committee established in accordance with Section 3(a) 58(A) of the Securities Exchange Act of 1934.

The Audit Committee members are Carroll Vinson, Chair, Murray Wright and James Terry. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors which is available on the Company's website at www.synalloy.com. Each member of the Audit Committee is independent as defined in the NASDAQ Rules. The Audit Committee held seven meetings during the year. During these meetings, the Audit Committee reviewed and discussed the audited financial statements to be included in the Company's Annual Report on Form 10-K, reviewed and discussed the Forms 10-Q for each quarter with management and the independent auditors prior to filing with the Securities and Exchange Commission (“SEC”), met independently with the independent auditors, interviewed and selected the independent auditors, reviewed the Audit Committee Charter, and had oversight of the Company's Code of Conduct and Internal Audit.

Compensation & Long-Term Incentive Committee. The Compensation & Long-Term Incentive Committee is currently comprised of Murray Wright, Chair, James Terry and Henry Guy, all of whom are independent as defined in the NASDAQ Rules. This Committee acts pursuant to a written charter which is available on the Company's website at www.synalloy.com. This Committee met twice during the last fiscal year. During these meetings, the Committee reviewed and approved salaries, bonuses, incentive compensation and benefits for executive officers of the Company, and administered and made recommendations with respect to the Company's stock grant and option plans, including the granting of shares thereunder, and reviewed the Committee’s charter.

The Committee sets the compensation for the CEO. It considers recommendations from the Company's Chief Executive Officer in setting compensation for other senior executive officers. The Director of Human Resources supports the Committee in its duties, and the Committee may delegate authority to the Human Resources Department to fulfill administrative duties relating to the Company's compensation programs. The Committee has the authority under its charter to retain and terminate, and approve fees for compensation consultants and other advisors as it deems appropriate to assist it in the fulfillment of its duties.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is comprised of Murray Wright, Chair, Carroll Vinson and Henry Guy, all of whom are independent as defined in the NASDAQ Rules. This Committee acts pursuant to a written charter which is available on the Company's website at www.synalloy.com. This Committee is responsible for reviewing and recommending changes in the size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company's Board. This Committee also reviews and oversees corporate governance issues and makes recommendations to the Board related to the adoption of policies pursuant to rules of the SEC, NASDAQ, and other governing authorities, and as required by the Sarbanes Oxley Act. This Committee met twice in 2011.

Compensation Committee Interlocks and Insider Participation. Murray Wright, James Terry, Henry Guy, Carroll Vinson and Sibyl Fishburn served on the Compensation & Long-Term Incentive Committee during 2011.

Related Party Transactions. The Company requires that each executive officer, director and director nominee complete an annual questionnaire and report all transactions with the Company in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors' fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by Board of Directors. The Company does not, however, have a formal written policy setting out these procedures. There were no such transactions during the year ended December 31, 2011, except, after his planned retirement effective April 30, 2011, Mr. Ronald Braam, former CEO, has a two-year agreement through May 1, 2013 whereby he serves in a consulting role to the Board of Directors in regard to the activities of the Chemicals Segment including assisting the CEO in reviewing potential acquisitions and serving as an advisor to the management staff. Under this agreement, Mr. Braam was paid $37,333 in 2011 and his 2012 compensation is expected to be $56,000.

CORPORATE GOVERNANCE

Board Leadership Structure and Board’s Role in Risk Oversight

Our Bylaws provide for a Chairman elected by the Board from among its members, and our Bylaws further provide that two or more offices may be held by the same person.  Our Bylaws also make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.  Our Board does not have a specific policy as to whether the role of Chairman and Chief Executive Officer should be held by separate persons, but rather makes an assessment of the appropriate form of leadership structure on a case-by-case basis.  The Board believes that this issue can be a part of the succession planning process and recognizes that there are various circumstances that weigh in favor of or against both combination and separation of these offices.  In fact, within the last decade we have employed both structures – combined offices and separate offices.  The Board believes it is in the best interests of the Company for the Board to make such a determination in light of current circumstances when it considers the selection of a new Chief Executive Officer or at such other time as is appropriate.

Since 2002, the roles of Chairman and Chief Executive Officer have been held by separate persons.  Our current Chairman, Mr. Lane, served as Chairman and Chief Executive Officer from 1987 until his retirement as Chief Executive Officer in 2002.  Because of his extensive knowledge of the business and operations of our Company, the Board believed it appropriate, and in our Company’s best interests, for him to continue to serve as Chairman upon election of the Chief Executive Officers who succeeded him, and upon election of our current Chief Executive Officer.  In this role, he has provided important insights to the Board, and his institutional knowledge and experience with our Company have made him a valuable resource to our Chief Executive Officer, other members of management, and our Board. Mr. Lane is retiring from the Board and will not stand for re-election at this Annual Meeting. The Company believes that the ideal plan is for the two roles to be separated. In 2012, we will elect a Chairman from the pool of independent directors.

Our Board is actively involved in the oversight of risks that could affect our Company.   The Board receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks.   These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board.   The Audit Committee’s Charter requires the Committee to inquire of management and the registered public accountants about significant risks or exposures and assess the steps management has taken to manage such risks, and further requires the Committee to discuss with the registered public accountants the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Code of Conduct).

Director Qualifications and Nomination Process

In recommending and evaluating candidates, the Nominating/Corporate Governance Committee takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include diversity, age, skills such as understanding of appropriate technologies and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, and the interrelationship between the candidate's experience and business background and other Board members' experience and business background. Although the Nominating/Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee considers racial and gender diversity, as well as diversity in business and educational experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees. Additionally, candidates for director should possess the highest personal and professional ethics, and they should be committed to the long-term interests of the shareholders.

The Nominating/Corporate Governance Committee does not have any specific process for identifying director candidates. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.

The Nominating/Corporate Governance Committee will consider as potential Board of Directors' nominees persons recommended by shareholders if the following requirements are met. If a shareholder wishes to recommend a director candidate to the Nominating/Corporate Governance Committee for consideration as a Board of Directors' nominee, the shareholder must submit in writing to the Nominating/Corporate Governance Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, the number of the Company's shares beneficially owned by the person, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. Additionally, the recommending shareholder must provide his or her name and address and the number of the Company's shares beneficially owned by such person. This information must be delivered to the Secretary of the Company at Post Office Box 5627, Spartanburg, South Carolina 29304 or at the Company’s corporate office for transmission to the Nominating/Corporate Governance Committee, and must be received not less than 90 days nor more than 120 days prior to the Annual Meeting of Shareholders. The Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee's candidates receive. The Nominating/Corporate Governance Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting.

Nominations for election as Directors may also be made by shareholders from the floor at the Annual Meeting of Shareholders provided such nominations are received by the Company not less than 30 nor more than 60 days prior to the Annual Meeting, contain the information set forth above, and otherwise are made in accordance with the procedures set forth in the Company's Bylaws.

Shareholder Communications with Directors

Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, SC 29304. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Director Compensation

In 2011, non-employee directors were paid an annual retainer of $35,000, and each director elected to receive $15,000 of the retainer in restricted stock. Directors who did not serve the full year received a pro rata amount of the $15,000 in restricted stock. The number of restricted shares issued is determined by the average of the high and low stock price on the day prior to the Annual Meeting of Shareholders or the date prior to the appointment to the Board. In 2011, non-employee directors received restricted stock as follows: Messrs. Lane, Vinson and Wright - 998 shares; Messrs. Guy and Terry – 1,124 shares, Mrs. Fishburn - 499 shares and Mr. Kaczka – 249 shares (an aggregate of 5,990 shares). The shares granted to the directors are not registered under the Securities Act of 1933 and are subject to forfeiture in whole or in part upon the occurrence of certain events.

For the 2012-13 year, non-employee directors will be paid an annual retainer of $45,000 and each director will have the opportunity to elect to receive $20,000 of the retainer in restricted stock.

In addition, directors are compensated $1,500 for each board meeting attended in person; $1,000 for each telephone Board meeting; and $1,000 for attendance at committee meetings not held on Board meeting days. The Chairman of the Board, the Audit Committee and the Compensation & Long-Term Incentive Committee Chairs receive additional annual compensation of $5,000 each. Directors are reimbursed for travel and other expenses related to attendance at meetings. Directors who are employees are not paid extra compensation for service on the Board or any committee of the Board.

The following table sets forth information about compensation paid by the Company to non-employee directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
(a)	(b)	(h)
Henry L. Guy	16,877	16,877
James G. Lane, Jr.	49,574	49,574
James W. Terry, Jr.	19,377	19,377
Carroll D. Vinson	59,574	59,574
Murray H. Wright	56,574	56,574
Sibyl N. Fishburn	32,884	32,884
Jeffrey Kaczka	12,240	12,240

(1)
As discussed above, each director elected to be paid $15,000 of his/her annual retainer in stock pro rata to his/her service on the Board. For 2011, directors received shares in lieu of cash as follows: 998 shares each for Messrs. Lane, Vinson and Wright, 1,124 shares for Messrs. Guy and Terry, 499 shares for Mrs. Fishburn and 249 shares for Mr. Kaczka.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the Common Stock of the Company to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2011, all filing requirements applicable to its officers and directors were met on a timely basis.

Codes of Conduct

Our Board has formally adopted a Code of Corporate Conduct that applies to all of our employees, officers and directors. Our Board formally adopted a separate Code of Ethics for our Chief Executive Officer and senior financial officers, which applies to our CEO, CFO, Controller and all other senior financial and accounting executives. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Ethics for the Company’s CEO, CFO and Controller, or persons performing similar functions, by posting such information on the Company’s website.

There were no amendments to, or waivers of, any provision of the Code of Corporate Conduct or the Code of Ethics for the Company’s CEO, CFO, Controller, or any persons performing similar functions during fiscal year 2011. Copies of these codes are available on our website at www.synalloy.com.

EXECUTIVE OFFICERS

Information about Mr. Craig Bram, the Company's Chief Executive Officer, is set forth above under “Election of Directors.”

Name, Age and Principal Position and Five-Year Business Experience
Richard D. Sieradzki, age 57
Mr. Sieradzki, a certified public accountant, was named Chief Financial Officer and Vice President, Finance effective June 18, 2010. He served as interim CFO from April 5, 2010 until his appointment as CFO and Vice President, Finance. In June 2007, he joined Synalloy as Assistant Vice President, Finance. Prior to joining the Company, he was employed by Buffets, Inc. – Ryan’s Division as Divisional Vice President, Finance from 2006 to 2007 and from 1988 to 2006, he was Vice President, Accounting and Corporate Controller at Ryan’s Restaurant Group, Inc.

J. Kyle Pennington, age 54
Mr. Pennington has served as President of Bristol Metals, LLC, a subsidiary of the Company, since July 2011. He was President of Bristol Metals, LLC’s Brismet Pipe Division from September  2009 to July 2011; Vice President of Manufacturing , Bristol Metals, LLC from December 2007 through September 2009. From 2006 to 2007, Mr. Pennington was Manufacturing/Logistics Manager at General Dynamics, Kilgore, TX; and from 2005 to 2006, he was Manager, Universal Packaging, Dell Computer Corporation, Nashville, TN.  Prior to joining Bristol Metals in 2007, Mr. Pennington worked for 17 years in the metals industry including 12 years’ experience in executive management and service on the Board of Directors of Texas & Northern Industries, a Lone Star Steel subsidiary.

Cheryl C. Carter, age 61 Ms. Carter has served as Corporate Secretary since 1987 and Director of Human Resources since 2006.
Charles E. Stieg, age 67
Mr. Stieg was named President of Manufacturers Chemicals, LLC, a subsidiary of the Company, in September 2008. Prior to that he served as Vice President, Operations from 1997 to 2008.

DISCUSSION OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program and policies, and explains how the Board’s Compensation & Long-Term Incentive Committee (“Committee”) established goals, reviewed performance measures, and decided compensation for our Named Executive Officers (“NEOs”) in fiscal year 2011.

Section I: Executive Summary

2011 Financial and Operational Performance

Fiscal 2011 was marked by several major accomplishments:

•	We hired a new CEO.

•	We restructured our Metals Segment, combining both business units under the same leadership.

•	All business units have new sales leadership.

•	Our BRISMET pipe manufacturing unit enjoyed a major turnaround in profitability.

•	Our Chemicals Segment is poised for new business development with a major capital investment.

Fiscal 2011 highlights include:

•	Increasing our revenues by 13% over 2010.

•	Increasing our net earnings per share by 44% over 2010.

•	Improving our safety record by reducing OSHA frequency rates at each of our business units in 2011.

2011 Compensation Overview

The Company’s goal is to attract and retain highly motivated and talented executives and to ensure a strong link between executive pay, company performance and shareholder value. Our compensation programs are simple and straight forward, and consist of three main components: base salary and short-term and long-term at-risk incentives which are payable only if financial business objectives are achieved.

We implemented a new incentive compensation program for 2011 ‒ The 2011 Short-Term Cash Incentive and Options Plan (the “2011 Incentive Plan”). In designing the 2011 Incentive Plan, we had several primary goals:

•
A simple, straight-forward pay-for-results approach that allows executives to see the connection between every additional dollar that goes to pre-tax income and its contribution to their annual cash incentive.

•	Exclusion of inventory profits and losses from our Metals unit, over which our executives have no control, and instead, a focus on the core earnings of the business.

•
A stronger link to pay-for-performance that includes metrics that affect pre-tax earnings over which executives have direct influence, such as safety and inventory turnovers.  Because safety is a top priority at our Company, the plan penalizes the operating unit executives’ incentive compensation for each lost-time accident in their division, and also reduces the CEO and corporate executives’ cash incentives for lost-time accidents. Because inventory cost is a key metric that affects our operating results, the plan requires business unit and corporate executives to meet established inventory turnover goals for each business unit.

•
A simple calculation process for short term cash incentives, which sets a stated pre-tax income goal for each business unit and the Company as a whole so that each participant would know at the beginning of the year what percentage of the incentive pool was his or hers and could track it every month to keep him or her focused on growing pre-tax income.  For 2011, we set a baseline pre-tax income target range using the prior five-year average for each business unit and the Company as a whole.  For 2012 and thereafter, the pre-tax income targets will be tied to achieving the Board approved budgets each year.  The target range for each business unit and the Company as a whole will be from 90% to 100% of the 2012 budget.

•
Aligning the interests of our executives with those of our shareholders through a long-term equity compensation component that consists of stock option grants tied directly to achieving pre-tax income targets. For 2011, option grants equal to 20% to 37.5% of executives’ base salary were granted under the 2011 Long-Term Incentive Stock Option Plan.

For 2011, all business units and the combined Company met or exceeded their pre-tax income targets.  As a result, all of our executives earned short-term cash incentive awards and long-term equity incentive awards. Fiscal year 2011 base salary and incentive compensation is commensurate with the Company’s performance, reflecting the Company’s “pay-for-results” philosophy as described in the sections below.

Section II: Objectives, Elements, and Policies of Compensation Program

Objectives of Our Executive Compensation Program

The three major objectives of our executive compensation program and the ways these objectives are achieved are listed in the following table:

Compensation Objective	How Objective is Achieved
Rewarding executives for achieving financial goals
The annual cash incentive plan has pre-tax income target ranges for each operating unit and the Company combined. Executives are rewarded higher incentives when above target ranges are met, while lower incentives are paid when target ranges are not achieved.  The long-term equity component consists of stock option grants that are tied directly to achieving pre-tax income targets.  No stock options are granted when target ranges are not achieved.

Attracting and retaining highly motivated and talented executives
The annual cash incentive plan has a discretionary element that allows for special recognition, for adjustment to unique market conditions, or for corrections for temporary external and internal inequities.
Pay-for-performance emphasis attracts executives who are innovative and willing to risk a larger share of their compensation on their own performance and the performance of the Company.

Aligning the interests of executives with the interests of shareholders
Stock options have multi-year time vesting elements with forfeiture of unvested awards if an executive leaves the Company prior to vesting.
Retirement plan provides Company ownership with match in Company stock.

Elements of Our Executive Compensation Program

The various elements of executive compensation, along with a brief summary description and purpose are listed in the following table. A more detailed description of each element follows later in this section.

Program	Description and Purpose
Base Salary (Reflected in the “Salary” column of the Summary Compensation Table)	Annual base salary is a tool to provide executives with a reasonable level of fixed income relative to the responsibility of the positions they hold.
Annual Short-Term Cash Incentive (Reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table)	This plan provides annual short-term cash incentives to our executives for achieving pre-tax income targets that are established by the Committee each fiscal year.
Long-Term Incentive – Stock Options (Reflected in the “Stock Options” column of the Summary Compensation Table)
This element emphasizes shareholder value by encouraging stock ownership. One hundred percent (100%) of long-term incentive compensation annual value for NEOs is in the form of equity instruments, primarily stock options. This aligns the interests of our executives with our shareholders. In 2011, the dollar value of stock option grants to NEOs equaled 20% to 37.5% of their annual base salary.

Benefit Programs ‒ Health, Welfare and Retirement Programs (Reflected in the “All Other Compensation” column of the Summary Compensation Table)
Our executives participate in the group benefit programs on the same terms as other salaried employees. Our benefits are market competitive and are designed to help protect the health and welfare of the employees (and families) as well as provide retirement benefits.

Other Perquisites (Reflected in the "All Other Compensation" column of the Summary Compensation Table)	Limited perquisites are provided to executives to facilitate job performance and to foster customer relationships.

Compensation Policies

The Company’s objective is to set base salaries for its executives below the median for those companies in its defined peer group.  It is the Company’s position that many of the companies in its peer group are considerably larger and more profitable and that the median statistics for base salaries reflect this fact.  In addition, the Company’s operations are located in geographic markets that have lower cost-of-living metrics, which also argues for lower base salaries for its executives.

The Company believes that the at risk portion of an executive’s compensation should have the potential to exceed the executive’s base salary, and should be tied directly to the Company’s financial performance.  Pre-tax income targets are established for each operating division and for the Company on an annual basis by the Compensation Committee.  In addition, the at-risk incentive pay should reflect those criteria that are under the direct control of the executive, and the Company has designed its short-term and long-term incentive programs to specifically exclude the impact of inventory profits and losses that occur in its BRISMET division of the Metals Segment.  Goals for safety and inventory turnover rates are also established, with poor performance in these areas resulting in the reduction of short-term incentive pay.

In prior years, the Company’s short-term at risk incentive pay was based on achieving targeted return on average shareholders’ equity.  Incentives were not paid if the return on average shareholders’ equity threshold was not achieved.  The Company believes that in the cyclical businesses that it operates, this “all or nothing” approach was not providing adequate incentive for the executive team to push for incremental gains in pre-tax earnings.  To address this concern, the current short-term at risk incentive program provides for tiered levels of incentives, where every dollar of incremental earnings results in some amount of short-term cash incentive.  As the Company meets and exceeds the pre-tax income targets, the incentives increase in value as well.

The Company’s long-term at risk incentives include the use of stock option grants, which are also tied to meeting or exceeding pre-tax income target ranges.  These stock options are priced at the average of the high and low prices on the day prior to the allocation of grants by the Compensation Committee.   The stock options vest in equal amounts over five years and must be exercised within ten years of the grant date.

The Company currently has no requirements for stock ownership among its executives or Directors, and no policies regarding the hedging of the economic risk of ownership of Company stock.  The Company has no clawback provisions for incentive payments made in prior years.

Section III: Compensation Decisions Made in Past Fiscal Year

For many years, the Company’s executive compensation plan has had three components: base salary, short-term cash incentive, and long-term equity incentive compensation.  However, in 2011, the Company made significant changes to each of these components, as discussed below.

Base Salary

Base salary is a tool to provide executives with a reasonable level of fixed income relative to the responsibility of the positions they hold. Base salaries are established using criteria that include the level of responsibility for the position, base salary data for other internal positions and base salaries for similar positions obtained from publicly available information and surveys provided by consultants. With the exception of the CEO, whose annual base salary adjustments are mandated by an employment agreement, all base salaries are reviewed annually by the CEO and the Committee and are adjusted from time to time to reflect changes in responsibility level, internal equity or external market equity based on data obtained from peer companies, geographical and industry surveys.

The Committee has historically determined base salaries by considering market forces in the geographic area and in the industry applicable to each business unit. Additional information on executive compensation is obtained by reviewing executive compensation information in proxy statements, and various publications and surveys that contain data about executive compensation for manufacturing companies. In addition, the Company considers the attributes of each individual executive, including but not limited to his or her longevity with the Company, his or her educational background and experience, the particular responsibilities of his or her position, the compensation of others with similar background, credentials and responsibilities, and his or her past level of performance, as well as prospective assumptions.  Based on these evaluations, the Company believes that its executive base compensation has, for some time, been in the lower range of similarly situated companies.

In the context of its search for a new CEO during December 2010, the Committee determined that the base salary for the CEO was considerably below the median of companies it considered to be the Company’s peers as reflected in their proxy materials.  Data provided by search firms indicated that an increase in the base salary would be required in order to attract an experienced executive with the qualifications the Company was seeking.  Accordingly, upon his hiring in January 2011, the base salary for the new CEO was increased over the base salary of the former CEO by $50,000 annually to $250,000.  While the CEO’s base salary is still considered below the median of our peer group, the Committee believes that the short-term cash incentive compensation component has the potential, in years when pre-tax income exceeds target, for the CEO to earn in excess of the median total cash compensation of the peer group.

Short-Term Cash Incentive Compensation and Bonuses, and Long-Term Equity Incentive Compensation

Pre-2011 Short-Term and Long-Term Incentive Compensation Program

Prior to 2011, the Company’s short-term cash incentive compensation plan awarded an incentive pool to each business unit in an amount equal to 10% of the unit’s operating income in excess of a threshold of 10% return on average shareholders’ equity employed in that business unit.  No short-term incentive compensation was paid if the return on average shareholders’ equity employed in the business unit was below 10%.  If the threshold were met, a minimum of 60% of the incentive would be paid to designated participants pro rata to their salaries. A minimum of 10% and a maximum of 40% of the incentive pool could also be paid to designated participants in any proportion based on subjective criteria solely at the discretion of the Chief Executive Officer and approval of the Committee.  A maximum of 30% of the incentive pool could be distributed to employees who were not designated participants in any proportion at the discretion of the Chief Executive Officer.  The “all or nothing” approach to short-term cash incentive compensation under the pre-2011 plan meant that, if a year started out poorly, the management team had little incentive to work hard through the remainder of the year to improve operations.  Additionally, the pre-2011 short-term incentive cash compensation plan did not distinguish the differences in historical return on shareholders’

equity for each business unit, which meant that the 10% threshold could be significantly more difficult for one unit to achieve than for another unit to achieve.  Most importantly, for BRISMET participants in the plan, and for the CEO, inventory profits and losses were included in the incentive calculations, which meant that a large component of their short-term cash incentive compensation was based on financial results governed by market forces over which they had no control.

The CFO and certain other senior executive officers at the Company who are not in charge of business units did not participate in the pre-2011 short-term cash incentive plan, but rather, were eligible to receive cash bonuses based upon their individual performance as determined subjectively by the Chief Executive Officer and the Committee. No maximum or minimum potential bonus amount was established for these individuals, and there was no link between bonus amount and Company performance.

From 2006 through 2010, long-term equity incentives consisted of restricted stock awards granted under the shareholder-approved 2005 Stock Awards Plan.  These awards vested in 20% increments over a period of five years from the date of grant as long as the employee remained employed by the Company. The restricted stock awards for all of the NEOs, except the CEO, were based on a discretionary evaluation by the Committee of the progress of each NEOs’ business unit, including corporate, toward achieving performance goals established by the Committee at the beginning of the year.  The restricted stock awards for the CEO were based on a discretionary evaluation by the Committee of the progress of the overall Company toward achieving performance goals established by the Committee at the beginning of the year.   In 2011, Ms. Carter and Messrs. Sieradzki, Pennington and Stieg were granted discretionary restricted stock awards based on 2010 performance.

2011 Short-Term Cash Incentive and Options Plan

To provide more predictable and equitable incentive compensation to executives, effective January 1, 2011, the Committee established the 2011 Short-Term Cash Incentive and Options Plan (“the 2011 Incentive Plan”) to replace the previous short-term cash incentive and long-term equity incentive programs for divisional and corporate management.  The 2011 Incentive Plan consists of two components – short-term cash incentive compensation, and long-term equity incentive compensation in the form of stock options to be issued under the 2011 Long-Term Incentive Stock Option Plan (the “2011 Option Plan”), which was approved by shareholders at the 2011 Annual Meeting.

Short-term Cash Incentive Component of the 2011 Incentive Plan

In designing the short-term cash incentive component of the 2011 Incentive Plan, the Committee had several primary goals:

•
To exclude inventory profits and losses, over which the executives have no control, from the incentive calculations and focus on the core earnings of the business over which the executives do have control;

•
To create a program that allows the management team to see a connection between every additional dollar that goes to pre-tax income and its contribution to their annual bonus by eliminating the “all or nothing” approach; and

•
To create a simple process with a stated pre-tax income goal for each business unit and the Company as a whole so that each participant would know at the beginning of the year what percentage of the pool was his or hers and could track it every month to keep him or her focused on increasing pre-tax earnings.

With these goals in mind, the short-term incentive component of the 2011 Incentive Plan sets an annual pre-tax income target range for each business unit and the entire Company.  For 2011, we wanted to establish a baseline pre-tax income target range, so we used the prior five-year average for each business unit and the Company as a whole, excluding inventory profits and losses.  Going forward, the pre-tax income targets will be tied to achieving the Board approved budgets each year.  A bonus pool is established for each business unit, the corporate team and the

CEO, and is based on achieving the pre-tax income target range.  If the target range is achieved, the bonus pool will be equal to a set percentage of pre-tax income.  If pre-tax income exceeds the target range, the set percentage for calculating the bonus pool will be greater than if only the target range were achieved; if the pre-tax income is below the target range, the set percentage for calculating the bonus pool will be less than if the target range were achieved.

Long-Term Equity Incentive Component of the 2011 Incentive Plan

Our goal in awarding long-term equity incentive compensation is to emphasize stockholder value by encouraging stock ownership for our executives. One hundred percent (100%) of long-term incentive compensation annual value for NEOs is in the form of equity instruments, primarily stock options. This helps align the interests of our executives with the interests of our shareholders.

In working with its compensation consultant, and in the process of searching for a new CEO in 2010, the Committee determined that the discretionary nature of the 2005 Stock Awards Plan caused that plan not to be well focused on objective performance.  In order to position the Company to better compete with others in the marketplace for a new CEO and other senior managers, the Committee recommended to the Board, and the Board and shareholders approved, the 2011 Option Plan, which provides for long-term incentive awards in the form of stock options rather than restricted stock as provided under the 2005 Plan. While there are complications from an accounting perspective in granting stock options versus stock grants, it was the Committee’s position that the use of options provides greater motivation to our senior executives and does not cost the Company money unless the Company’s performance results in an increase in the share price beyond the strike price of the options.  Because of this, the Committee also believes that options better align the executives’ long-term compensation with the value received by the Company’s shareholders.

Under the 2011 Option Plan, stock options will be issued to executives in years in which pretax income at target is achieved by their division, or, in the case of corporate, achieved by the entire Company. Additional stock options will be issued when pretax income exceeds the annual target, and no stock options will be issued when pretax income is below target. At the beginning of each year, the Committee sets the value of the executive’s stock options based on a percentage of base salary if target is achieved and a higher percentage if above target is achieved. The percentage of the CEO is set by the Committee. The percentage of base salary each of the other NEOs receives is recommended by the CEO and approved by the Committee.  The exercise price of the stock options is the average of the high and low prices on the day prior to the allocation of grants by the Compensation Committee, and the options vest in 20% increments over five years.

The Committee believes that awards of stock options will help align the interests of executives with those of shareholders because the options will only be of value to executives if the value of the Company’s shares increases. Additionally, the options will also continue to encourage executives to remain employed by the Company because they do not fully vest until after five years of continued employment.

Section IV. Performance Targets and Results for 2011

The following table sets forth the 2011 actual pre-tax income compared to pre-tax income target range for each operating unit and the Company as a whole before cash incentives and inventory adjustments.

(in millions)	2011 Actual Pre-tax Income	Below Target Range	% if Below Target Range	Target Range	% if at Target Range	Above Target Range	% if Above Target Range
Combined Company	$12.00	< $7.53	1.25%	$7.53 to $9.21	2%	>$9.21	3.0%
Metals Segment	$ 7.93	<$2.47	2.50%	$2.47 to $3.02	5%	>$3.02	7.5%
Chemicals Segment	$ 2.35	<$2.77	2.50%	$2.26 to $2.77	5%	>$2.77	7.5%

The inventory turnover goals for the Metals Segment was 3.0X and 4.5X for the Chemicals Segment. The Metals Segment had one lost time accident resulting in a 5% reduction in cash incentives for the following named executives: Messrs. Bram, Sieradzki, Pennington and Ms. Carter.

• Cash Incentive Compensation Earned. For 2011, all business units and the combined Company met or exceeded their pre-tax income targets. According, cash incentives were paid to all NEOs, except Mr. Braam who, due to his pre-planned retirement on April 30, 2011, was not a participant in the 2011 Incentive Plan. The 2011 Incentive Plan used a baseline pre-tax income target range based on the five-year average for each business unit and the Company as a whole.  Inventory profits and losses were excluded from those target calculations. Other performance metrics including inventory turnover rates and penalties for lost-time accidents were included.

Commensurate with the Company’s performance, cash incentives were earned for our NEOs for fiscal year 2011 as follows:

NEO	Division	Target Range %	% of Incentive Pool Division	2011 Short-Term Cash Incentive Payouts
Craig C. Bram	CEO	2.75%	97.5%(1)	$305,880
Ronald H. Bram	N/A	N/A	N/A(2)	$ 0
Richard D. Sieradzki	Corporate	3.00%	50.8%(3)	$173,947
J. Kyle Pennington	Metals Segment	7.5%	37.6%(4)	$212,548
Cheryl C. Carter	Corporate	3.00%	24.8%(5)	$ 84,919
Charles E. Stieg	Chemicals Segment	5.00%	36.0%(6)	$ 42,251

(1)
Mr. Bram’s cash incentive was 2.75% of the pre-tax income of $12,014,558 less the 5% lost time accident adjustment. He elected to allocate 2.5% of his cash incentive to certain employees in the Chemicals Segment.

(2)	Due to his pre-planned retirement effective April 30, 2011, Mr. Braam did not participate in the 2011 Incentive Plan.

(3)
Mr. Sieradzki’s cash incentive was 45% of the corporate incentive pool which was 3.00% of the pre-tax income of $12,014,558 less the 5% lost time accident adjustment. Mr. Sieradzki received an additional 5.8% as part of the corporate discretionary pool of 10%.

(4)
Mr. Pennington’s cash incentive was based on 36% of the Metals Segment’s incentive pool which was 7.50% of the pre-tax income of $7,930,344 less the 5% lost time accident adjustment. Mr. Pennington received an additional 1.62% as part of the Metals Segment’s 10% discretionary pool.

(5)
Ms. Carter’s cash incentive was 22.5% of the corporate incentive pool which was 3.00% of the pre-tax income of $12,014,558 less the 5% lost time accident adjustment. Ms. Carter received an additional 2.3% as part of the corporate discretionary pool of 10%.

(6)	Mr. Stieg’s cash incentive was based on 36% of the Chemicals Segment’s incentive pool which was 5.00% of the pre-tax income of $2,347,288.

• Equity Incentive Compensation Earned. For 2011, all business units and the combined Company met or exceeded their pre-tax income targets. Accordingly, stock options were granted under the 2011 Option Plan to all NEOs except Mr. Braam who, due to his pre-planned retirement on April 30, 2011, was not a participant in the 2011 Option Plan. The CEO’s percentage is set forth in his employment agreement. The percentage each of the other NEOs receives is recommended by the CEO and approved by the Committee. The value of the stock option grants is a percentage of base salary. For 2011, named executives officers received stock options equaling between 20% and 37.5% of their base salary. The fact that the options vest over five years at 20% annually and must be exercised by the employee while employed by the Company, except under certain limited circumstances, aligns the interests of our executives with the interests of our shareholders. The executive receives no stock options when minimum pre-tax income targets are not met.

NEO	Division	% of Base Salary at Target Range	% of Base Salary Above Target Range	Base Salary	% Achieved	2011 Actual Long-Term Equity Compensation
Craig C. Bram	CEO	25%	37.5%	$250,000	37.5%	$93,750
Ronald H. Bram	N/A	N/A	N/A	N/A	N/A	$ 0
Richard D. Sieradzki	Corporate	20%	30.0%	$150,000	30.0%	$45,000
J. Kyle Pennington	Metals Segment	20%	30.0%	$185,000	30.0%	$55,500
Cheryl C. Carter	Corporate	15%	22.5%	$115,000	22.5%	$25,875
Charles E. Stieg	Chemicals Segment	20%	30.0%	$135,000	20.0%	$27,000

For 2012 and thereafter, the pre-tax income targets will be tied to achieving the Board approved budgets each year.  The target range for each business unit and the Company as a whole is equal to 90% to 100% of the 2012 budget.

• Base salaries.   Base salaries for executives are reviewed annually.  In 2011, the CEO’s salary was increased to $250,000 effective January 1, 2011. Mr. Pennington’s base salary was increased in July 2011 upon his promotion to President of Bristol Metals, LLC which included additional responsibility for the BristolFab and Ram-Fab business units. Mr. Stieg’s annual base salary was increased $5,000 to $140,000 effective November 1, 2011. The base salaries of the other NEOs remained unchanged from 2010 salaries.

NEO	Title	Base Salary at 12/31/2011
Craig C. Bram	CEO	$250,000
Ronald H. Bram	CEO and advisor to the CEO	N/A
Richard D. Sieradzki	CFO and Vice President Finance	$150,000
J. Kyle Pennington	President, Bristol Metals, LLC	$185,000
Cheryl C. Carter	Corporate Secretary and Director of Human Resources	$115,000
Charles E. Stieg	President, Manufacturers Chemicals, LLC	$140,000

Note: Mr. Bram’s actual compensation for 2011 included base salary and non-equity cash incentive.  Because of vesting requirements, he recognized no compensation from the stock option grant in 2011. Due to a one-year waiting period, he was not eligible for the 401(k) Company match.

Section V:  Compensation Process and Risk Considerations

Compensation Process

The Company has engaged the services of compensation consultants in the past to assist with establishing compensation policies and in benchmarking our executive pay with other companies.  Most recently, we have purchased access to the Equilar data base to define our peer group for benchmarking our executive compensation.  Equilar is totally independent from the management team at the Company and their services are paid for through annual subscription fees.

The Equilar system allows the Company to define certain criteria in establishing the peer group.  In accordance with ISS guidelines, the companies in our peer group have revenue that is in the range of .45 to 2.1 times the Company’s revenue and a market capitalization range of .2 to 5 times the Company’s market capitalization.  The Company identified 17 companies for its peer group.  In addition to the size parameters, we used the Basic Materials-Metals/Mining industry classification for our Metals Segment which comprises 75% of revenues. For the Chemicals Segment, we used companies in the Materials-Specialty Chemicals industry classification.

The peer group consists of the following companies: American Pacific Corp, American Vanguard, Flow International, Friedman Industries, Inc., General Moly, Inc., General Steel Holdings, Insteel Industries, Inc., Keystone Consolidated Industries, Inc., L & L Energy, Inc., Landec, North American Galvanizing & Coatings, Inc., Northwest Pipe Co., Oil Dri Corp of America, Pacific Ethanol, Penford Corp, Rhino Resource Partners LP, and Universal Stainless & Alloy Products.

The peer group information is used by the Company to benchmark the compensation for its CEO and other executive officers.  The Company’s goal is to set base salaries for its CEO and other NEOs below the median base salaries for the peer group.  However, total cash compensation, including short-term incentive pay, should provide the CEO and other NEOs of the Company with the potential to earn in excess of the median total cash compensation of the peer group.

Risk Considerations

The Company does not believe that any of its compensation programs involve a material level of risk. The 2011 Short-Term Cash Incentive Plan contains safety and inventory turnover requirements.  It also excludes inventory profits from the incentive calculation so no one has an incentive to increase raw material purchases with the intention of speculating on price increases, which, if not realized, could result in significant losses for the Company, particularly if prices instead collapsed.

Section VI: Employment and Termination Agreements

The only NEO with an employment contract is the Company’s CEO, Craig Bram.  The Company entered into a written employment agreement with Mr. Bram in connection with his appointment as Chief Executive Officer on January 24, 2011.  The term of the agreement was for a period of one year, and provided for automatic renewal for an additional year on each subsequent anniversary date, unless either party gives notice of intent to cancel 90 days prior to the end of the term.  Mr. Bram’s agreement was amended and renewed effective January 24, 2012.

Mr. Bram’s current agreement provides for an annual salary of $250,000.  In addition to the base salary for each fiscal year during which he serves as CEO, and provided Mr. Bram is employed by the Company on the last day of such fiscal year, he will be entitled to a cash incentive award if the Company meets designated earnings targets.  For 2011, he was entitled to a cash incentive award equal to 2% of pre-tax income if pre-tax income was between $7,530,000 and $9,210,000; 1% of pre-tax income if pre-tax income was below $7,530,000 and 2.75% of pre-tax income if pre-tax income was above $9,210,000.  For 2012, he will be entitled to a cash incentive award equal to 2% of pre-tax income if pre-tax income is between $10,600,000 and $11,780,000; 1% of pre-tax income if pre-tax income is below $10,600,000, and 2.75% of pre-tax income if pre-tax income is above $11,780,000.  Pre-tax income will be as reflected in the Company’s financial statements, to eliminate the effect of inventory profits and losses applicable to the BRISMET division of the Metals Segment, and excluding any cash incentive awards.  The cash incentive award will be reduced by 5% for each lost time accident occurring in the division with the most lost time accidents during the year.  The cash incentive award will be further reduced by an amount to reflect failure to reach targeted inventory turnover goals.  If the inventory turnovers are below target for any of the operating divisions, Mr. Bram’s cash incentive award is reduced by 10%.

Under the Company’s Long-Term Incentive Compensation program, Mr. Bram is eligible to receive stock option grants that are tied directly to achieving the pre-tax income target range.  For 2011, Mr. Bram was entitled to stock options equal to 25% percent of base salary if net income before income tax (“NIBIT”) was within target range, and 37.5% percent of base salary if NIBIT was above the target range. No options were to be granted if NIBIT was below target range. For 2012, he will be entitled to stock option grants equal to 25% of his base salary if pre-tax income is between $10,600,000 and $11,780,000.  If pre-tax income is above $11,780,000, he will receive stock option grants equal to 37.5% of his base salary.  Mr. Bram will not receive any stock option grants if pre-tax income is below $10,600,000.  Pursuant to the employment agreement, upon his appointment as CEO, Mr. Bram was also granted options to purchase 100,000 shares of the Company’s Common Stock under the 2011 Option Plan at an exercise price of $11.55 per share, and 13,420 shares of restricted stock under the 2005 Stock Awards Plan.

The agreement also provides that Mr. Bram will be entitled to participate in all employee benefit plans in accordance with the terms of those plans.  In the event of Mr. Bram’s permanent disability or death while employed by the Company, he will be entitled to a payment equal to his current base salary at the date of death or disability until the next anniversary date of the agreement, which will in no event be less than three months, together with his cash incentive compensation for the fiscal year prorated to the date of termination of his employment as a result of permanent disability or death.

The agreement provides for termination without cause by the Company and voluntary resignation by Mr. Bram.  Termination without cause by the Company does not relieve the Company of its financial obligations to Mr. Bram, which include payment of his salary for the remainder of the term and prorated cash incentive compensation.  Voluntary resignation by Mr. Bram constitutes a release of the Company’s financial obligations.  The Company may also terminate Mr. Bram for cause.  Cause is defined as fraud, dishonesty, gross negligence, willful misconduct, misappropriation, embezzlement, material violation of any code of conduct adopted by the Board, excessive absences from work, entry of any order by the SEC, or any act or omission deemed by the Board to have been disloyal to the Company.

The agreement contains no provisions for payments to Mr. Bram resulting from a change in control or a change in control and subsequent termination of his position with the Company.

The agreement also includes Mr. Bram’s covenant not to engage, directly or indirectly, in competition with the Company with respect to the businesses in which it is engaged on the date his employment is terminated for a period of one year after termination of his employment.  In addition, the agreement stipulates that Mr. Bram may not be employed for a period of one year after his termination of employment with any businesses that were identified as potential acquisition targets during his tenure with the Company.  Mr. Bram also agrees not to disclose, at any time during his employment with the Company or thereafter, any of the Company’s confidential information.

Compensation of Executive Officers

The following table sets forth information about compensation paid or accrued by the Company and/or its subsidiaries to or for the account of the Chief Executive Officer, the retired Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers of the Company whose compensation for the fiscal year ended December 31, 2011 exceeded $100,000.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Craig C. Bram(2) President and CEO	2011	234,936	-	155,001	1,155,000	305,880	-	1,850,817

Ronald H. Braam(3) President and CEO	2011 2010 2009	97,756 200,000 200,000	- - -	- 157,500 5,220	- - -	- - -	64,990 8,393 9,800	162,746 365,893 215,020

Richard D. Sieradzki(4) CFO	2011 2010	150,000 145,736	- 47,500	33,350 19,688	- -	173,947 -	8,207 6,442	365,504 219,366

J. Kyle Pennington President of Bristol Metals, LLC'	2011 2010 2009	167,500 150,000 135,209	- - -	16,008 - -	- - -	212,548 - -	6,722 6,012 7,343	402,778 156,012 142,552

Cheryl C. Carter Corporate Secretary & Director of Human Resources	2011 2010 2009	115,000 115,000 90,000	- 22,500 40,000	33,350 41,344 5,220	- - -	84,919 - -	6,454 6,239 4,694	239,723 185,083 139,914

Charles E. Stieg Manufacturers Chemicals, LLC	2011 2010 2009	135,000 135,000 135,000	- - -	13,340 11,813 5,220	- - -	42,251 76,286 63,964	9,028 8,193 6,546	199,619 231,292 210,730

(1) As discussed in the Compensation Discussion and Analysis, on February 9, 2012, options were granted pursuant to the 2011 Cash Incentive and Options Plan for 2011 performance as follows: Mr. Bram – 8,264, Mr. Sieradzki – 3,967, Mr. Pennington – 4,892,  Ms. Carter – 2,281 and Mr. Stieg – 2,380, at a grant price of $11.345 per share.

(2) Mr. Bram was employed as CEO effective January 24, 2011.

(3) Mr. Braam served as CEO until January 23, 2011. Until his planned retirement on April 30, 2011, Mr. Braam served as Special Advisor to the newly appointed CEO, Craig C. Bram, and since May 1, 2011, he has been a consultant to the Board of Directors.

(4) Mr. Sieradzki was employed as CFO effective June 18, 2010.

Bonuses –Mr. Sieradzki’s and Ms. Carter’s discretionary cash bonuses were based on various considerations, including the Company's financial results, compensation of other executive officers and evaluations of their job performance. Beginning in 2011, Mr. Sieradzki and Ms. Carter were participants in 2011 Incentive Plan.

Stock Awards – The information in this column for years 2009, 2010 and 2011 relates to restricted stock awards. Mr. Bram was granted restricted stock awards pursuant to the 2005 Stock Awards Plan upon his appointment as CEO. The restricted stock awards granted to Messrs. Sieradzki, Pennington and Stieg and Ms. Carter were granted pursuant to the 2005 Stock Awards Plan. These grants were discretionary and were granted in 2011, 2010 and 2009 based on performance in 2010, 2009 and 2008, respectively. The amounts in this column represent the dollar amounts of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Based on FASB ASC Topic 718, the dollar value of the stock awards is the grant-date fair value, calculated using the average of the high and low stock price on the day prior to grant date. For 2011 the grant date fair value per share was $11.55 per share for Mr. Bram’s stock award, and $13.34 for Messrs. Sieradzki, Pennington, Stieg and Ms. Carter; the per share 2010 and 2009 grant date fair value was $7.875 and $5.22, respectively. See Note 7 to the Company’s consolidated financial statements for the year ended December 31, 2011, which are included in the Company’s 2011 Annual Report on Form 10-K for additional disclosure of all assumptions made with respect to valuation of both stock and option awards.

Stock Options – The information in this column for 2011 relates to stock options granted pursuant to the 2011 Option Plan. The amounts in this column represent the dollar amounts of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Based on FASB ASC Topic 718, the dollar value of the stock options is the grant-date fair value, calculated using the average of the high and low stock price on the day prior to grant date. Upon becoming CEO, Mr. Bram was granted 100,000 options at a grant date fair value of $11.55. See Note 7 to the Company’s consolidated financial statements for the year ended December 31, 2011, which are included in the Company’s 2011 Annual Report on Form 10-K for additional disclosure of all assumptions made with respect to valuation of both stock and option awards.

Non-Equity Incentive Plan Compensation – For 2011, the 2011 Cash Incentive Plan used a baseline pre-tax income target range based on the five-year average for each business unit and the Company as a whole.  Inventory profits and losses were excluded from those target calculations. Other performance metrics included inventory turnover goals and penalties for lost-time accidents. All named executives except Mr. Braam were participants in this plan. For 2009 and 2010 the cash incentive compensation was based on a short-term incentive plan that provided for incentive awards to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 2010) of average shareholders' equity for the applicable division or subsidiary. Messrs. Pennington and Stieg were eligible for incentive awards under this plan. Messrs. Bram, Braam, Sieradzki and Ms. Carter were not participants in this plan. Mr. Pennington did not receive a payout during 2009 and 2010 under this plan. Mr. Braam was entitled to cash incentive compensation under a written employment contract equal to a percentage (5% for 2011) of net earnings before income taxes in excess of a predetermined percentage (10% for 2011) of average shareholders' equity. These thresholds were not met, and therefore, no payouts were made for 2009, 2010 and 2011 to Mr. Braam pursuant to his employment contract.

All Other Compensation – Except for Mr. Braam, the amounts shown in this column represent the Company’s contributions pursuant to the 401(k)/Employee Stock Ownership Plan for the named executives. For Mr. Braam amounts represent $6,871 in Company contributions pursuant to the 401(k)/ESOP; $32,669 in consulting fees pursuant to a consulting agreement effective May 1, 2011, and $25,450, representing the fair market value of his Company car given to him upon his retirement on April 30, 2011.

2011 Grants of Plan-Based Awards

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) (2) (3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (5)
Name		(#)	(#)	($/Sh)	($)
(a)	(b)	(i)	(j)	(k)	(l)
Craig C. Bram	1/24/2011	13,420		11.550	155,001
	1/24/2011		100,000	11.550	1,155,000

Ronald H. Braam		-	-

Richard D. Sieradzki	2/9/2011	2,500		13.340	33,350

J. Kyle Pennington	2/9/2011	1,200		13.340	16,008

Cheryl C. Carter	2/9/2011	2,500		13.340	33,350

Charles E. Stieg	2/9/2011	1,000		13.340	13,340

(1) Mr. Bram was granted restricted stock awards upon his appointment as CEO on January 24, 2011.
(2) Stock awards for Messrs. Sieradzki, Pennington, Stieg and Ms. Carter were discretionary and were based on performance for fiscal year 2010.
(3) Stock awards were granted pursuant to the 2005 Stock Awards Plan.

(4) Stock options were granted pursuant to the 2011 Long-Term Incentive Stock Option Plan. As discussed in the Compensation Discussion and Analysis, on February 9, 2012, options were granted to the NEOs for 2011 performance as follows: Mr. Bram – 8,264, Mr. Sieradzki – 3,967, Mr. Pennington – 4,892, Ms. Carter – 2,281 and  Mr. Stieg – 2,380, at a grant date fair value of $11.345 per share.

(5) Computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End 2011

The following table sets forth information about stock options and restricted stock awards outstanding at the end of 2011 for each of our named executive officers. No other stock awards were outstanding at the end of 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Craig C. Bram		100,000	11.55	1/24/2021	13,420	137,823

Ronald H. Braam	10,800		9.96	2/3/2015

Richard D. Sieradzki					4,580	47,037

J. Kyle Pennington					1,280	13,146

Cheryl C. Carter	10,000		9.96	2/3/2015	7,946	81,605

Charles E. Stieg					3,498	35,924

(1) Includes restricted stock awards granted February 12, 2007, of which 20% vest annually beginning February 12, 2008; restricted stock awards granted February 12, 2008 of which 20% vest annually beginning February 12, 2009; restricted stock awards granted February 12, 2009 of which 20% vest annually beginning February 12, 2010; restricted stock awards granted January 24, 2011 and stock awards granted February 9, 2011. Stock awards are subject to the recipient’s continuing to be employed by the Company and other conditions described under “Equity Plans – Stock Awards Plan.”

(2) Based on the December 31, 2011 closing stock price of $10.27 per share.

2011 Option Exercises and Stock Vested

The following table sets forth information about restricted stock awards that vested in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Craig C. Bram	-		-	-

Ronald H. Braam	16,200	51,651	5,240	74,039

Richard D. Sieradzki	-		540	7,677

J. Kyle Pennington	-		40	549

Cheryl C. Carter	-		1,698	23,862

Charles E. Stieg	-		1,038	14,406

(1)	Based on the market value of the shares on the vesting date.

Employment Contracts

Craig C. Bram - The Company entered into a written employment agreement with Mr. Craig Bram in connection with his appointment as Chief Executive Officer effective January 24, 2011. The agreement provided for an annual salary of $250,000 per year. In addition to the base salary for each fiscal year during which he serves as CEO, and provided Mr. Bram is employed by the Company on the last day of such fiscal year, he will be entitled to a cash incentive award if the Company meets designated earnings targets. For 2011 he was entitled to a cash incentive award equal to 2% of pre-tax income if pre-tax income is between $7,530,000 and $9,210,000; 1% of pre-tax income if pre-tax income was below $7,530,000 and 2.75% of pre-tax income if pre-tax income was above $9,210,000. Pre-tax income as reflected on the Company's financial statements was adjusted by an amount to eliminate the effect of inventory profits and losses applicable to the BRISMET division of Bristol Metals, LLC. The agreement stated that the cash incentive award would be reduced 5% for each lost time accident occurring at the division with the most lost time accidents during the year. The cash incentive award would be further reduced by an amount to reflect any failure to reach targeted inventory turnover goals. If the inventory turnovers were below the target for either of the operating divisions, Mr. Bram’s cash incentive award would be reduced 10%. Mr. Bram was entitled to stock options under the 2011 Option Plan of 25% percent of base salary if net income before income tax (“NIBIT”) is within target range, 37.5% percent of base salary if NIBIT was above the target range. No options were to be granted if NIBIT was below target range. The exercise price of the options was the average of the high and low stock price on the day prior to the grant set by the Compensation & Long-Term Incentive Committee. For more information on this plan, see “DISCUSSION OF EXECUTIVE COMPENSATION - Equity Plans – Stock Option Plans.”

Pursuant to his 2011employment agreement, Mr. Bram was granted options to purchase 100,000 shares of Common Stock on January 24, 2011 under the 2011 Option Plan. The exercise price of the options was $11.55 per share. Simultaneously, Mr. Bram was also granted 13,420 shares of restricted stock under the Company's 2005 Stock Awards Plan. For more information on this plan, see “DISCUSSION OF EXECUTIVE COMPENSATION - Equity Plans – Stock Awards Plans.”

Effective January 24, 2012, the Company entered into an amended employment agreement with CEO Mr. Craig Bram. For more discussion, please see the “DISCUSSION OF EXECUTIVE COMPENSATION - Compensation Discussion and Analysis – Section VI: Employment and Termination Agreements.”

Ronald H. Braam - The Company entered into an employment agreement with Ronald H. Braam on January 1, 2006 in connection with his appointment as Chief Executive Officer, which was terminated upon his retirement on April 30, 2011. The agreement provided for an annual base salary effective January 1, 2011 of $200,000 and annual short-term incentive compensation equal to 5% of operating income before income taxes (as further defined in the agreement) in excess of an amount equal to 10% of average shareholders' equity. The agreement also provided certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Braam's disability or death under specified conditions as described in the next paragraph, during the term of his employment with the Company. The agreement was for an initial term of one year, which automatically extended for an additional year on each anniversary unless either party gave 90 days advance notice of intention to cancel the agreement. Since he was not employed at the end of the 2011 fiscal year, Mr. Braam received no additional compensation under the short-term cash incentive plan or any other compensation plan.

The agreement also provided that Mr. Braam was entitled to participate in all employee benefit plans in accordance with the terms of those plans. In the event of Mr. Braam's permanent disability or death while employed by the Company, he was entitled to a payment equal to his current base salary at the date of death or disability until the next anniversary date of the agreement, which would in no event be less than three months, together with his bonus compensation for that fiscal year prorated to the date of termination of his employment as a result of permanent disability or death. If Mr. Braam's employment with the Company had terminated on December 31, 2011, as a result of his permanent disability or death, he would have been entitled to a payment of $62,450 with respect to his base salary and no compensation with respect to his short-term cash incentive compensation. The agreement contains Mr. Braam's covenant not to engage, directly or indirectly, in competition with the Company with respect to the businesses in which it is engaged on the date his employment is terminated for a period of one year after termination of his employment. Mr. Braam also agreed not to disclose, at any time during his employment with the Company or thereafter, any of the Company's confidential information. If Mr. Braam’s consulting agreement with the Company had terminated on December 31, 2011, as a result of his permanent disability or death, he would not be entitled to any additional compensation.

On January 24, 2011, in connection with the appointment of Mr. Craig Bram as Chief Executive Officer and President, Mr. Braam agreed to modify his position under the employment agreement from Chief Executive Officer and President to Special Advisor to the Chief Executive Officer, and to serve in this capacity until his planned retirement on April 30, 2011.  His annual salary was increased to $250,000, although his agreement was not amended. The employment agreement remained in effect until the date of his retirement, and terminated on April 30, 2011. After his retirement, Mr. Braam began serving as a consultant to the Company. The term of Mr. Braam’s consulting agreement is for two years beginning May 1, 2011 and terminating May 1, 2013, and includes termination in the event of death or disability under specified conditions. During the course of the agreement, Mr. Braam agrees that he will not disclose confidential information or engage in competition with the Company for a period of two years after the termination of the agreement.  For additional information, see “Board of Directors and Committees – Related Party Transactions.”

If Mr. Bram's employment with the Company had terminated on December 31, 2011, as a result of his permanent disability or death, he would have been entitled to a payment of $62,500 with respect to his base salary, and he would have received 100% of his cash incentive for the 2011fiscal year. Mr. Bram would not have been entitled to any stock awards or been permitted to exercise any options since none was vested at December 31, 2011.

Equity Plans

Stock Option Plans

The Company currently has two stock option plans, the 1998 Long-Term Incentive Stock Option Plan and the 2011 Long-Term Incentive Stock Option Plan, both of which were approved by shareholders. The 1998 Plan is an incentive stock option plan. The 1998 Plan had a ten year term that has terminated, and no further grants may be made under this plan. Under the 1998 Plan, which covers officers and key employees, options were exercisable beginning one year after date of grant at a rate of 20% annually on a cumulative basis, and unexercised options expire ten years from the grant date. Currently, there are options outstanding under the 1998 Plan. The grant period for the 1998 Plan expired April 30, 2008, but options may be exercised under this Plan until February 2015. The exercise price for options granted under all option plans is 100% of the fair market value of the Company's Common Stock on the date the option was granted. Certain restrictions exist as to the time in which options can be exercised. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which the option holder is employed) are/is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise, in addition to the above, 50% of the options not otherwise exercisable because of the vesting period requirement, subject to certain limitations.

With regard to the 2011 Plan, approved at the April 2011 Annual Meeting, options may be exercised beginning one year after the date granted at the rate of 20% annually on a cumulative basis; however, in no event shall an option be exercisable more than ten years after the date of grant. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the  Company in which employee is employed) are sold to an entity not affiliated with the Company, (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, or (c) a similar sale or exchange transaction occurs, which in the Committee’s sole discretion justifies an exercise right, an option holder may exercise in addition to the above, 100% of the options not otherwise exercisable because of the holding period requirement subject to the limitation that in no event shall ISOs under this and all other option plans of the Company having an aggregate fair market value in excess of $100,000 at the dates of grant become exercisable by an optionee for the first time during a calendar year. The option price for options granted under this Plan will be 100% of the fair market value on the date the option is granted. Fair market value is determined by averaging the high and low prices for the stock for the day prior to the option grant date as reported by the NASDAQ Global Market. If one of the events described in (a), (b) or (c) above had occurred as of December 31, 2011, all of the restricted shares shown in the “Number of Shares or Units that have not Vested” column of the Outstanding Equity Awards at Fiscal Year Ended 2011 table would have vested immediately.

Except for special provisions covering retirement, disability and death of an optionee, options can only be exercised by an employee who has been in the continuous employment of the Company since the date the option was granted. Options granted under the 2011 Plan to an employee shall not be transferable by him except by will or the laws of descent and distribution.

At February 27, 2012, there were a total of 157,539 options outstanding and 40,800 exercisable under all Plans.

Stock Awards Plan

The 2005 Stock Awards Plan, approved by shareholders at the April 28, 2005 Annual Meeting, and amended by the Board of Directors effective at its February 2008 meeting, authorizes issuance of up to 300,000 shares which may be awarded for a period of ten years from the effective date of the plan. Stock awards will vest in 20% increments annually on a cumulative basis, beginning one year after the date of grant. In order for the awards to vest, the employee must be in the continuous employment of the Company or a subsidiary since the date of the award. Any portion of an award that has not vested will be forfeited upon termination of employment. The Company may also terminate any portion of an award that has not vested upon an employee's failure to comply with all conditions of the award or the plan. Vesting of up to 50% of all unvested awards will automatically accelerate in the event of (i) a sale of all or substantially all of the assets of the Company (or a subsidiary or division of the Company in which the employee is employed) to an entity not affiliated with the Company, (ii) a merger or share exchange with an unaffiliated party in which the Company is not the surviving entity, or (iii) a similar sale or exchange transaction that, in the Committee's sole discretion, justifies such vesting. If one of the events described in (i), (ii) or (iii) above had occurred as of December 31, 2011, half of the restricted shares shown in the “Number of Shares or Units that have not Vested” column of the Outstanding Equity Awards at Fiscal Year Ended 2011 table would have vested immediately.

Shares representing awards that have not yet vested are held in escrow by the Company and an employee is not entitled to any voting rights with respect to any such shares. Share awards that have not vested are not transferable.

At February 27, 2012, 226,261 shares remain available for grant pursuant to the 2005 Stock Awards Plan; however, the Compensation & Long-Term Incentive Committee has no present plans to grant further awards under this plan though it continues to have the right to do so. The Committee currently plans to issue future equity compensation pursuant to the 2011 Long-Term Incentive Stock Option Plan.

Retirement Plans

401(k)/ESOP Plan

The Company sponsors a 401(k)/Employee Stock Ownership Plan (the “Plan”). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older are automatically enrolled at a pre-determined percentage following 60 days of full-time employment with the Company. Employees may choose to opt out or elect to change the default deferral rate. Employees are eligible to receive a matching contribution in the month following their one-year anniversary.

Employees are permitted to contribute up to 100% of earnings not to exceed a dollar amount set by the Internal Revenue Service through payroll deduction on a pretax basis or after-tax basis through the Roth 401(k). Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in any of the investment funds offered; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contributions for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 4% in 2011 and 2012. The matching contribution is allocated within 15 days of each pay period. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary contributions have been made to the Plan.

Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination by the Company), any discretionary portion of a participant's account balance will vest as follows: less than three years’ service – 0% vested; three or more years – 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to participate for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The Plan is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan is maintained in a suspense account and is withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, employees may direct the trustee to vote shares allocated to their account in accordance with employees' wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualification of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For 2011, the Company's total matching contribution was $344,000.

COMPENSATION COMMITTEE REPORT

The Compensation & Long-Term Incentive Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussion, the Compensation & Long-Term Incentive Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in our 2011 Annual Report on Form 10-K and in this Proxy Statement.

Murray H. Wright, Chair
James W. Terry, Jr.
Henry L. Guy
Carroll D. Vinson

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board is committed to a compensation philosophy and program that promotes our ability to attract, retain and motivate individuals who can achieve superior financial results. As part of that commitment, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our shareholders are being asked to approve in an advisory non-binding resolution the compensation of our named executive officers as reported in this Proxy Statement. This proposal is our “say on pay” proposal. It gives you the opportunity to let us know how you view the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. It is not intended to address any specific item of compensation. In considering how to vote on this proposal, we encourage you to review all the relevant information in this Proxy Statement – our Compensation Discussion and Analysis (including its executive summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program. Your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it is non-binding on our Board; however, our Board will take into account the outcome of the vote on the say on pay proposal when considering future compensation arrangements. We invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “CORPORATE GOVERNANCE – Communications with Directors.”

Accordingly, in compliance with the Dodd-Frank Act, we ask you to approve the following resolution:

“RESOLVED, that the shareholders of Synalloy Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in the Company’s Proxy Statement.”

Vote Required

A majority of the votes cast at the Annual Meeting of Shareholders must vote “FOR” this proposal to approve, on an advisory non-binding basis, the compensation of our named executive officers. The enclosed form of proxy provides a means for you to vote “For,” “Against” or to “Abstain” on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions will have no effect on the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also gives you the opportunity to cast an advisory non-binding vote on how often the Company should include a say on pay proposal in its proxy materials for future annual meetings where directors are to be elected and for which the Company must include executive compensation information. You may vote to have the say on pay proposal included every year, every two years, or every three years. You may also abstain from voting. Our Board is recommending that we hold a say on pay vote every year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with direct and prompt input on our compensation philosophy, policies, and practices as disclosed in the Proxy Statement every year. Shareholders should be aware, however, that because the say on pay vote occurs in the midst of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated and complementary manner, it may not be feasible or appropriate to change our executive compensation programs in consideration of any given year’s say on pay vote prior to the next annual meeting of shareholders.

Accordingly, in compliance with the Dodd-Frank Act, we are providing you with the opportunity to cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below:

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers set forth in the Company’s Proxy Statement should be every year, every two years, or every three years.”

Vote Required

Because this advisory vote has three possible substantive responses (every year, every two years or every three years), we will consider our shareholders to have “approved” the frequency for which the greatest number of votes are cast. The enclosed form of proxy provides a means for you to vote “Every tear,” “Every two years,” “Every three years” or to “Abstain” on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions will have no effect on the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “EVERY YEAR.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Dixon Hughes Goodman LLP (“DHG”) as our independent registered public accounting firm to conduct our audits for the fiscal year ending December 29, 2012.

We have engaged DHG to serve as our independent registered public accounting firm and to audit our consolidated financial statements each year since the fiscal year ended 2003.

Our Audit Committee has reviewed and discussed the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, and has recommended, and our Board has approved, their inclusion therein. For additional information, see “AUDIT COMMITTEE REPORT.”

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although Delaware law does not require shareholder ratification to proceed with the appointment, our Audit Committee and our Board are requesting that our shareholders ratify the appointment of DHG as our independent registered public accounting firm for fiscal year 2012. Our Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, our Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain DHG or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders or the Company. Representatives of DHG are expected to be present at the Annual Meeting with an opportunity to make a statement, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended December 31, 2011.

Vote Required

A majority of the votes cast at the Annual Meeting of Shareholders must vote “FOR” Proposal 4 to ratify our Audit Committee’s appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm. The enclosed form of proxy provides a means for you to vote “For,” “Against” or to “Abstain” on this proposal. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. Abstentions will have no effect on the outcome of the vote on this proposal.

Board Recommendation

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by DHG for audit services rendered in connection with the consolidated financial statements and reports for the fiscal years ended December 31, 2011 (referred to as “fiscal 2011”) and January 2, 2010 (referred to as “fiscal 2010”) and for other services rendered during fiscal years 2011 and 2010, on behalf of the Company and its subsidiaries, which have been billed to the Company.

Fee Category	Fiscal 2011	% of Total	Fiscal 2010	% of Total

Audit Fees
Audit Fees	$192,000	84%	$176,000	73%

Audit Related Fees	7,500	3%	-	0%

Tax Fees
Tax Compliance/Preparation	30,000	13%	48,600	20%
Other Tax Services	-	0%	1,200	0%

All Other Fees	-	0%	17,600	7%

Total Fees	$229,500	100%	$243,400	100%

Audit Fees: Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. Fiscal 2011 Audit Fees include fees for DHG’s audit of the Company’s internal controls related to Sarbanes-Oxley Section 404 compliance based on criteria established in Internal Control - Integrated Framework issued by the committee of Sponsoring Organization of the Treadway Commission (COSO).

Audit Related Fees: Audit related fees represent the audit of the Company's 401(k)/ESOP.

Tax Fees: Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees: All other fees include fees for accounting consultation in connection with the acquisition of Ram-Fab, Inc. and the sale of the specialty chemical business of Blackman Uhler, LLC along with certain assets held by the corporation.

In making its decision to appoint DHG as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2011, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of DHG.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent registered public accounting firm, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting. During fiscal 2011, all audit and permitted non-audit services were pre-approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2011. The Audit Committee has discussed with the Company's independent auditors, Dixon Hughes Goodman LLP (DHG), the matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from DHG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with DHG, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee
Carroll D. Vinson, Chair
Murray H. Wright
James W. Terry, Jr.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal to be included in the proxy materials for the 2013 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the Securities and Exchange Commission and received by the Company at its principal executive offices, 775 Spartan Boulevard, Suite 102, Spartanburg, South Carolina 29301 or PO Box 5627, Spartanburg, SC 29304, no later than November 27, 2012. In order for a shareholder to bring any business or nominations before the 2013 Annual Meeting of Shareholders, certain conditions set forth in the Company's Bylaws must be complied with, including but not limited to, the delivery of a notice to the Secretary of the Company not less than 30 nor more than 60 days in advance of the 2013 Annual Meeting which is tentatively scheduled on April 25, 2013. With respect to any shareholder proposal not received by the Company by February 10, 2013 the designated proxy agents will vote on the proposal in their discretion.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission's rules or the NASDAQ Rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

INCORPORATION BY REFERENCE

The “Audit Committee Report” is not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cheryl C. Carter

Cheryl C. Carter
Secretary

SYNALLOY CORPORATION
POST OFFICE BOX 5627
SPARTANBURG, SC 29304

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.Election of Directors	For All ___	Withhold All ___	For All Except ___	To withhold authorize to vote for any individual nominee(s), mark “For All Except and write the number(s) of the nominee(s) on the line below. ____________________________________
Nominees
01) Craig C. Bram 02) Anthony A. Callander 03) Henry L. Guy 04) James W. Terry, Jr. 05) Carroll D. Vinson 06) Murray L. Wright
The Board of Directors recommends you vote FOR election of all Nominees
2. Advisory vote on the compensation of our named executive officers				For ___	Against ___	Abstain ___
The Board of Directors recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers
3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers				Every Year ___	Every 2 Years ___	Every 3 Years ___
The Board of Directors recommends you vote In favor of holding future advisory votes on the compensation of our named executive officers EVERY YEAR
4. The ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm				For ___	Against ___	Abstain ___

NOTE: And in the discretion of such proxy agents, upon such other business as may properly come before the meeting or any adjournment thereof, and matters incidental to the conduct of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
__________________________________________________________	__________________
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

SYNALLOY CORPORATION

Annual Meeting of Shareholders

April 26, 2012 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard D. Sieradzki and Cheryl C. Carter, or either of them, each with power of substitution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held at the Summit Pointe Conference & Events Center, 801 Spartan Boulevard, Spartanburg, South Carolina 29301 on Thursday, April 26, 2012 at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

The proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of all the director nominees in Proposal 1; FOR Proposal 2 - the approval of the compensation of our named executive officers; FOR Proposal 3 – future advisory votes on the compensation of our named executive officers EVERY YEAR; and FOR Proposal 4 - the ratification of our independent registered public accounting firm.

Continued and to be signed on reverse side